EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces
Improvement in Continuing Operations

Contact: Sun Investor Inquiries (505) 468-2341
Sun Media Inquiries (505) 468-4582

     Irvine, Calif. (March 2, 2005) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced results for the fourth quarter and year ended Dec. 31, 2004.

Earnings
     For the year ended Dec. 31, 2004, Sun reported income from continuing operations of $8.8 million (earnings per share of $0.61 on a fully-diluted basis) as compared to a loss from continuing operations of $30.0 million (loss per share of $2.98 on a fully-diluted basis) in 2003. For the year ended Dec. 31, 2004, Sun reported total net revenues of $820.1 million and a net loss of $18.6 million, which included a net loss on discontinued operations of $27.4 million resulting primarily from the sale of its California clinical and laboratory operations during the fourth quarter, the divestitures of six inpatient facilities during the year and residual costs associated with the sale of its pharmaceutical operations in July 2003, as compared with total net revenues of $785.6 million and a net income of $0.4 million for the year ended Dec. 31, 2003, which included a gain on discontinued operations of $30.4 million resulting primarily from the sale of its pharmaceutical services operations in July 2003. The 2004 EBITDAR from continuing operations was $69.5 million as compared to $47.0 million from continuing operations for the same period in 2003.

     For the quarter ended Dec. 31, 2004, Sun reported income from continuing operations of $4.7 million as compared to a loss from continuing operations of $6.6 million for the same period in 2003. The 2004 fourth-quarter results from continuing operations were positively impacted by a $14.8 million net reduction in self-insurance reserves for general and professional liability and workers' compensation related to prior years, offset by (i) $2.2 million of severance and compensation expenses and (ii) $1.0 million loss on asset impairment. The 2003 fourth-quarter results from continuing operations included (i) $2.8 million loss on asset impairment and (ii) $1.7 million of retention payments related to the 2003 restructuring initiative, offset by $2.8 million of property tax recoveries. For the quarter ended Dec. 31, 2004, Sun reported total net revenues of $206.3 million and a net loss of $4.4 million, which included a $9.2 million loss on discontinued operations, compared with total net revenues of $200.2 million and a net loss of $13.9 million for the three-month period ended Dec. 31, 2003, which included a $7.4 million loss on discontinued operations. The 2004 fourth-quarter EBITDAR from continuing operations was $21.5 million as compared to $14.0 million from continuing operations for the same period in 2003.

Insurance
     The net $14.8 million reduction in general and professional liability and workers' compensation insurance reserves for continuing operations mentioned above included $15.4 million of general and professional liability release of reserves, of which $1.5 million related to the current year and $13.9 million to prior years, offset by $0.6 million of additional reserves for workers' compensation insurance, all of which related to prior years.

     "We are very pleased with the improved performance in our continuing operations in 2004 versus 2003, which is indicative of the success of our restructuring efforts that we commenced in 2002, " said Richard K. Matros, Sun's chairman and chief executive officer. "We made tremendous progress in 2004," Matros continued, "including improvement in operating metrics and in our balance sheet relative to the general and professional liability legacy reserves, a substantial portion of which relates to discontinued operations. We believe we are now in position to focus on our continuing operations and growing the company."

Inpatient Business
     Net revenues from the inpatient services operations, which comprised 71.9 percent of Sun's 2004 total net revenue from continuing operations, increased 7.0 percent to $589.9 million from $551.1 million for the same period in 2003. The revenue gain was primarily attributable to: (i) a 70 basis point improvement in overall facility occupancy to 90.8 percent from 90.1 percent, (ii) a 70 basis point improvement in Medicare patient mix to 12.9 percent from 12.2 percent of total occupancy, and (iii) higher per diem rates in all payor categories. The segment EBITDAR increased 44.5 percent to $92.5 million for the year ended Dec. 31, 2004, from $64.0 million for the year ended Dec. 31, 2003.

Ancillary Business
     Net revenues from Sun's ancillary business operations, comprised primarily of SunDance Rehabilitation Corporation, CareerStaff Unlimited, Inc., SunPlus Home Health Services, Inc., and SunAlliance Healthcare Services, Inc., net of intersegment eliminations, decreased $4.3 million, or 1.8 percent, to $230.1 million for the year ended Dec. 31, 2004, from $234.4 million for the same period in 2003. The majority of this reduction in revenue was attributable to the SunDance rehabilitation therapy operations due to: (i) the restructuring in 2003 of our inpatient services operations' portfolio and the reduction in affiliated revenue as a result of the divestiture of 127 skilled nursing facilities which were previously serviced by SunDance, and (ii) customer and employee erosion resulting from the disruption of the proposed sale of SunDance announced in late 2003 and terminated in early 2004. Segment EBITDAR for the ancillary operations for the year ended Dec. 31, 2004 decreased $5.6 million, or 20.8 percent, over the same period in 2003 to $21.3 million from $26.9 million. This decrease was primarily due to the aforementioned reduction in rehabilitation therapy service revenues.

2005 Guidance
     For 2005, Sun expects that its total revenues will be approximately $870.0 million to $880.0 million. Net income is expected to be approximately $11.0 million to $12.0 million. EBITDAR is expected to be approximately $55.0 million to $57.0 million. EBITDA is expected to be approximately $16.5 million to $17.5 million. This guidance assumes, among other things, no acquisitions, the receipt of $15.0 million in holdback from the sale of our pharmacy operations in 2003, a stable Medicaid reimbursement environment, no net changes in the Medicare reimbursement environment and the divestiture of the remaining three long-term care facilities by year-end.

     "Our four-point agenda is to continue focusing on (i) improvements in same store operations, (ii) identifying the potential for further infrastructure realignment, (iii) the continued progress in resolving our general and professional liability legacy claims, and (iv) growing the Company via acquisition," said Matros.

Conference Call
     Sun's senior management will hold a conference call to discuss the Company's fourth quarter and year-end operating results on Thursday, March 3, at 1 p.m. EST / 10 a.m. PST. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. EST on March 3 until midnight EST on March 9 by calling (800) 642-1687 and using access code 3722915.

About Sun Healthcare Group, Inc.
     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

# # #

      Statements made in this release that are not historical facts, including our estimates regarding financial performance in 2005, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to successfully complete potential acquisitions; changes in our payor mix; competition in our business; and continued compliance by the Company under its loan agreement. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K, copies of which are available at Sun's web site, www.sunh.com.

      The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS
	December 31, 2004	December 31, 2003

Current assets:
Cash and cash equivalents	$ 22,596	$ 25,574
Accounts receivable, net	95,829	109,775
Restricted cash	26,649	33,699
Other current assets	14,098	13,036

Total current assets	159,172	182,084

Property and equipment, net	105,852	59,532
Goodwill, net	405	3,834
Restricted cash, non-current	34,111	33,920
Other assets, net	16,375	21,028

Total assets	$ 315,915	$ 300,398
	============	============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt	$ 17,476	$ 24,600
Accounts payable	36,163	46,339
Accrued compensation and benefits	38,243	41,333
Accrued self-insurance obligations, current portion	40,236	59,029
Other accrued liabilities	57,649	68,160

Total current liabilities	189,767	239,461

Accrued self-insurance obligations, net of current portion	130,686	138,072
Long-term debt, net of current portion	89,706	54,278
Other long-term liabilities	29,136	34,985

Total liabilities	439,295	466,796

Stockholders' deficit	(123,380)	(166,398)

Total liabilities and stockholders' deficit	$ 315,915	$ 300,398
	============	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended December 31, 2004	For the Three Months Ended December 31, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 206,346	$ 200,215
Costs and expenses:
Operating salaries and benefits	122,394	122,051
Self insurance for workers' compensation and general and professional liability	(5,212)	7,008
Other operating costs	44,021	38,850
Facility rent expense	9,489	9,881
General and administrative expenses	22,033	13,935
Depreciation and amortization	2,936	1,679
Provision for losses on accounts receivable	1,272	4,421
Interest, net	2,499	2,168
Restructuring costs, net	356	4,665
Loss (gain) on sale of assets, net	332	(649)
Loss on asset impairment	1,028	2,774
Loss on lease termination	150	-
Loss on extinguishment of debt, net	340	-
Total costs and expenses	201,638	206,783

Income (loss) before income taxes and discontinued operations	4,708	(6,568)
Income tax (benefit) expense	(36)	-
Income (loss) before discontinued operations	4,744	(6,568)

Discontinued operations:
Loss from discontinued operations	(6,253)	(5,938)
Loss on disposal of discontinued operations, net	(2,902)	(1,414)
Loss on discontinued operations	(9,155)	(7,352)

Net loss	$ (4,411)	$ (13,920)
	============	============
Basic earnings per common and common equivalent share:
Income (loss) before discontinued operations	$ 0.31	$ (0.65)
Loss on discontinued operations, net of tax	(0.60)	(0.73)
Net loss	$ (0.29)	$ (1.38)
	============	============
Basic earnings per common and common equivalent share:
Income (loss) before discontinued operations	$ 0.31	$ (0.65)
Loss on discontinued operations, net of tax	(0.60)	(0.73)
Net loss	$ (0.29)	$ (1.38)
	============	============
Weighted average number of common and common equivalent shares outstanding:
Basic	15,275	10,050
Diluted	15,335	10,050

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003

Total net revenues	$ 820,072	$ 785,600
Costs and expenses:
Operating salaries and benefits	485,317	481,279
Self insurance for workers' compensation and general and professional liability	25,772	32,541
Other operating costs	169,319	151,480
Facility rent expense	39,106	39,029
General and administrative expenses	66,877	63,550
Depreciation and amortization	9,253	7,163
Provision for losses on accounts receivable	6,676	9,739
Interest, net	8,853	16,892
Restructuring costs, net	1,972	14,676
Loss (gain) on sale of assets, net	1,494	(4,178)
Loss on asset impairment	1,028	2,774
Loss on lease termination	150	-
Gain on extinguishment of debt, net	(3,394)	-
Total costs and expenses	812,423	814,945

Income (loss) before income taxes and discontinued operations	7,649	(29,345)
Income tax (benefit) expense	(1,158)	665
Income (loss) before discontinued operations	8,807	(30,010)

Discontinued operations:
Loss from discontinued operations	(22,113)	(25,285)
(Loss) gain on disposal of discontinued operations, net	(5,321)	55,649
(Loss) income on discontinued operations	(27,434)	30,364

Net (loss) income	$ (18,627)	$ 354
	============	============
Basic earnings per common and common equivalent share:
Income (loss) before discontinued operations	$ 0.61	$ (2.98)
Loss on discontinued operations, net of tax	(1.90)	3.02
Net loss	$ (1.29)	$ 0.04
	============	============
Basic earnings per common and common equivalent share:
Income (loss) before discontinued operations	$ 0.61	$ (2.98)
(Loss) income on discontinued operations, net of tax	(1.89)	3.02
Net loss	$ (1.28)	$ 0.04
	============	============
Weighted average number of common and common equivalent shares outstanding:
Basic	14,456	10,050
Diluted	14,548	10,050

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003
Cash flows from operating activities:
Net (loss) income	$ (18,627)	$ 354

Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities, including discontinued operations:
Gain on extinguishment of debt, net	(3,394)	-
Loss on lease termination	150	-
Depreciation	5,254	4,609
Amortization	4,356	4,787
Amortization of favorable and unfavorable lease intangibles	(3,265)	(8,740)
Provision for losses on accounts receivable	11,901	19,073
Loss (gain) on sale of assets, net	1,494	(4,178)
Loss (gain) on disposal of discontinued operations, net	5,321	(55,649)
Loss on asset impairment	1,028	2,774
Restricted stock compensation and option compensation	1,570	945
Other, net	2,045	898
Changes in operating assets and liabilities	(30,813)	71,917
Net cash (used for) provided by operating activities before reorganization costs	(22,980)	36,789
Net cash paid for reorganization costs	(499)	(10,225)
Net cash (used for) provided by operating activities	(23,479)	26,564

Cash flows from investing activities:
Capital expenditures, net	(12,890)	(16,564)
Proceeds from sale of assets held for sale	1,857	83,616
Acquisitions, net of cash acquired	(700)	-
Repayment of long-term notes receivable	147	839
Net cash (used for) provided by investing activities	(11,586)	67,891

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	(12,491)	(84,274)
Long-term debt repayments	(6,727)	(5,620)
Net proceeds from issuance of common stock	52,266	-
Distribution of partnership equity	(961)	-
Net cash provided by (used for) financing activities	32,087	(89,894)

Net (decrease) increase in cash and cash equivalents	$ (2,978)	$ 4,561
	============	==========

Sun Healthcare Group, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 206,346	$ 200,215

Net loss	$ (4,411)	$ (13,920)

Income (loss) before discontinued operations	4,744	(6,568)

Income tax (benefit) expense	(36)	-

Loss on lease termination	150	-

Loss on asset impairment	1,028	2,774

Restructuring costs, net	356	4,665

Loss (gain) on sale of assets, net	332	(649)

Net segment income	$ 6,574	$ 222

Interest, net	2,499	2,168

Depreciation and amortization	2,936	1,679

EBITDA	$ 12,009	$ 4,069

Facility rent	9,489	9,881

EBITDAR	$ 21,498	$ 13,950
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc. and Subsidiaries

Reconciliation of Net (Loss) Income to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Year Ended	Year Ended
	December 31, 2004	December 31, 2003

Total net revenues	$ 820,072	$ 785,600

Net (loss) income	$ (18,627)	$ 354

Income (loss) before discontinued operations	8,807	(30,010)

Income tax (benefit) expense	(1,158)	665

Loss on lease termination	150	-

Loss on asset impairment	1,028	2,774

Restructuring costs, net	1,972	14,676

Loss (gain) on sale of assets, net	1,494	(4,178)

Net segment income (loss)	$ 12,293	$ (16,073)

Interest, net	8,853	16,892

Depreciation and amortization	9,253	7,163

EBITDA	$ 30,399	$ 7,982

Facility rent	39,106	39,029

EBITDAR	$ 69,505	$ 47,011
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Three Months Ended December 31, 2004
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 150,595	$ 22,954	$ 14,070	$ 14,240	$ 4,486	$ 1	$ 206,346

Net segment income (loss)	$ 18,923	$ 1,744	$ 1,011	$ 492	$ (748)	$ (14,848)	$ 6,574

Interest, net	1,869	(1)	(12)	2	-	641	2,499

Depreciation and amortization	2,446	42	46	150	78	174	2,936

EBITDA	$ 23,238	$ 1,785	$ 1,045	$ 644	$ (670)	$ (14,033)	$ 12,009

Facility rent	8,565	124	222	487	91	-	9,489

EBITDAR	$ 31,803	$ 1,909	$ 1,267	$ 1,131	$ (579)	$ (14,033)	$ 21,498
	======	=======	=======	========	=======	=======	========

EBITDA margin	15.4%	7.8%	7.4%	4.5%	(14.9)%		5.8%

EBITDAR margin	21.1%	8.3%	9.0%	7.9%	(12.9)%		10.4%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Three Months Ended December 31, 2003
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 141,919	$ 26,200	$ 14,022	$ 13,500	$ 4,587	$ (13)	$ 200,215

Net segment income (loss)	$ 7,550	$ 2,715	$ 393	$ 944	$ 39	$ (11,419)	$ 222

Interest, net	746	(1)	-	1	-	1,422	2,168

Depreciation and amortization	1,233	225	17	106	81	17	1,679

EBITDA	$ 9,529	$ 2,939	$ 410	$ 1,051	$ 120	$ (9,980)	$ 4,069

Facility rent	8,940	170	262	423	86	-	9,881

EBITDAR	$ 18,469	$ 3,109	$ 672	$ 1,474	$ 206	$ (9,980)	$ 13,950
	=======	========	========	=======	========	=======	=======

EBITDA margin	6.7%	11.2%	2.9%	7.8%	2.6%		2.0%

EBITDAR margin	13.0%	11.9%	4.8%	10.9%	4.5%		7.0%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Year Ended December 31, 2004

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 589,884	$ 99,890	$ 54,713	$ 56,702	$ 18,836	$ 47	$ 820,072

Net segment income (loss)	$ 44,342	$ 10,233	$ 3,205	$ 3,499	$ (554)	$ (48,432)	$ 2,293

Interest, net	5,285	15	(10)	36	(46)	3,573	8,853

Depreciation and amortization	7,321	248	183	592	297	612	9,253

EBITDA	$ 56,948	$ 10,496	$ 3,378	$ 4,127	$ (303)	$ (44,247)	$ 30,399

Facility rent	35,515	551	826	1,852	362	-	39,106

EBITDAR	$ 92,463	$ 11,047	$ 4,204	$ 5,979	$ 59	$ (44,247)	$ 69,505
	======	=======	=======	=======	======	=======	=======

EBITDA margin	9.7%	10.5%	6.2%	7.3%	(1.6)%		3.7%

EBITDAR margin	15.7%	11.1%	7.7%	10.5%	0.3%		8.5%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
($ in thousands)

For the Year Ended December 31, 2003

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Home Health Services	Laboratory & Radiology Services	Corporate	Consolidated

Total nonaffiliated net revenues	$ 551,089	$ 105,769	$ 54,608	$ 55,533	$ 18,528	$ 73	$ 785,600

Net segment income (loss)	$ 20,380	$ 14,720	$ 1,285	$ 3,765	$ 1,556	$ (57,779)	$ (16,073)

Interest, net	3,062	(29)	-	2	-	13,857	16,892

Depreciation and amortization	5,187	1,125	65	477	269	40	7,163

EBITDA	$ 28,629	$ 15,816	$ 1,350	$ 4,244	$ 1,825	$ (43,882)	$ 7,982

Facility rent	35,331	664	998	1,699	337	-	39,029

EBITDAR	$ 63,960	$ 16,480	$ 2,348	$ 5,943	$ 2,162	$ (43,882)	$ 47,011
	=======	=======	=======	=======	=======	=======	=======

EBITDA margin	5.2%	15.0%	2.5%	7.6%	9.8%		1.0%

EBITDAR margin	11.6%	15.6%	4.3%	10.7%	11.7%		6.0%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended December 31, 2004
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 148,586	$ -	$ 543	$ 149,129	$ 1,466	$ 150,595

Net segment income (loss)	$ 22,922	$ (3,205)	$ (868)	$ 18,849	$ 74	$ 18,923

Interest, net	606	-	1,269	1,875	(6)	1,869

Depreciation and amortization	2,112	-	323	2,435	11	2,446

EBITDA	$ 25,640	$ (3,205)	$ 724	$ 23,159	$ 79	$ 23,238

Facility rent	9,573	-	(989)	8,584	(19)	8,565

EBITDAR	$ 35,213	$ (3,205)	$ (265)	$ 31,743	$ 60	$ 31,803
	========	=========	=========	=========	========	=========

EBITDA margin	17.3%			15.5%		15.4%

EBITDAR margin	23.7%			21.3%		21.1%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended December 31, 2003
(unaudited)

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 139,306	$ -	$ 948	$ 140,254	$ 1,665	$ 141,919

Net segment income (loss)	$ 11,858	$ (3,177)	$ 30	$ 8,711	$ (1,161)	$ 7,550

Interest, net	686	-	-	686	60	746

Depreciation and amortization	1,212	-	10	1,222	11	1,233

EBITDA	$ 13,756	$ (3,177)	$ 40	$ 10,619	$ (1,090)	$ 9,529

Facility rent	8,819	-	21	8,840	100	8,940

EBITDAR	$ 22,575	$ (3,177)	$ 61	$ 19,459	$ (990)	$ 18,469
	========	=========	=========	=========	=========	=========

EBITDA margin	9.9%			7.6%		6.7%

EBITDAR margin	16.2%			13.9%		13.0%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Year Ended December 31, 2004

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Services	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total nonaffiliated net revenues	$ 581,434	$ 1	$ 2,518	$ 583,953	$ 5,931	$ 589,884

Net segment income (loss)	$ 56,632	$ (11,960)	$ (918)	43,754	$ 588	$ 44,342

Interest, net	3,097	-	2,231	5,328	(43)	5,285

Depreciation and amortization	6,621	-	658	7,279	42	7,321

EBITDA	$ 66,350	$ (11,960)	$ 1,971	$ 56,361	$ 587	$ 56,948

Facility rent	37,489	-	(1,904)	35,585	(70)	35,515

EBITDAR	$ 103,839	$ (11,960)	$ 67	$ 91,946	$ 517	$ 92,463
	=========	=========	=========	=========	=========	=========

EBITDA margin	11.4%			9.7%		9.7%

EBITDAR margin	17.9%			15.7%		15.7%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Year Ended December 31, 2003

	Inpatient Services- Retained	Inpatient Services- Overhead	Inpatient Services- Other Operations	Subtotal Inpatient Retained	Inpatient Services- Divested/Planned Divested	Total Inpatient Services

Total net revenues	$ 539,373	$ -	$ 5,361	$ 544,734	$ 6,355	$ 551,089

Net income (loss)	$ 34,894	$ (13,462)	$ 999	$ 22,431	$ (2,051)	$ 20,380

Interest, net	3,040	-	-	3,040	22	3,062

Depreciation and amortization	5,099	-	45	5,144	43	5,187

EBITDA	$ 43,033	$ (13,462)	$ 1,044	$ 30,615	$ (1,986)	$ 28,629

Facility rent	34,860	-	85	34,945	386	35,331

EBITDAR	$ 77,893	$ (13,462)	$ 1,129	$ 65,560	$ (1,600)	$ 63,960
	=========	=========	=========	=========	=========	=========

EBITDA margin	8.0%			5.6%		5.2%

EBITDAR margin	14.4%			12.0%		11.6%

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations, loss on lease termination and loss on asset impairment. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR, as presented, may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc. and Subsidiaries

Selected Operating Statistics

Continuing Operations
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Number of licensed beds:
SNF	10,467	10,518	10,467	10,518
Hospitals	192	192	192	192

Number of facilities:
SNF	101	101	101	101
Hospitals	3	3	3	3

Occupancy %:
SNF	91.5%	90.7%	91.3%	90.5%
Hospitals	56.0%	47.6%	54.7%	52.4%

Payor Mix % based on patient days - SNF:
Medicare	12.2%	11.2%	12.2%	11.5%
Medicaid	64.1%	65.2%	64.3%	65.2%
Private and other	23.7%	23.6%	23.5%	23.3%

Payor Mix % based on patient days - Hospitals:
Medicare	75.4%	68.6%	73.9%	74.1%
Medicaid	9.5%	11.0%	7.9%	8.6%
Private and other	15.1%	20.4%	18.2%	17.3%

Payor Mix % based on patient days - Inpatient Services:
Medicare	12.9%	11.8%	12.9%	12.2%
Medicaid	63.5%	64.6%	63.7%	64.6%
Private and other	23.6%	23.6%	23.4%	23.2%

Revenue Mix % of revenues - SNF:
Medicare	25.9%	24.6%	25.8%	24.7%
Medicaid	52.1%	52.8%	51.9%	52.3%
Private and other	22.0%	22.6%	22.3%	23.0%

Revenue Mix % of revenues - Hospitals:
Medicare	77.9%	68.4%	76.6%	73.7%
Medicaid	8.0%	9.9%	6.7%	7.8%
Private and other	14.1%	21.7%	16.7%	18.5%

Revenue Mix % of revenues - Inpatient Services:
Medicare	29.8%	27.6%	29.6%	28.6%
Medicaid	48.8%	50.0%	48.6%	49.0%
Private and other	21.4%	22.4%	21.8%	22.4%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Revenues PPD - SNF:
Medicare (Part A)	$ 321.05	$ 323.52	$ 315.03	$ 302.11
Medicaid	$ 135.41	$ 128.61	$ 132.68	$ 123.62
Private and other	$ 140.60	$ 138.25	$ 141.25	$ 137.17

Revenues PPD - Hospitals:
Medicare (Part A)	$ 1,061.20	$ 910.25	$ 1,045.03	$ 910.80
Medicaid	$ 878.05	$ 866.88	$ 901.81	$ 867.36
Private and other	$ 1,015.28	$ 897.24	$ 940.42	$ 680.97

Revenues - Non-affiliated (in thousands):
Inpatient:
Medicare	$ 44,818	$ 39,148	$ 174,695	$ 157,304
Medicaid	73,434	70,829	286,119	269,574
Private and other	32,343	31,942	129,070	124,211
Subtotal	$ 150,595	$ 141,919	$ 589,884	$ 551,089

Rehabilitation Therapy	$ 22,954	$ 26,200	$ 99,890	$ 105,769
Medical Staffing	14,070	14,022	54,713	54,608
Home Health	14,240	13,500	56,702	55,533
Laboratory and Radiology	4,486	4,587	18,836	18,528
Subtotal	$ 55,750	$ 58,309	$ 230,141	$ 234,438

Other - non-core businesses	$ 1	$ (13)	$ 47	$ 73
Total	$ 206,346	$ 200,215	$ 820,072	$ 785,600
	=======	=======	=======	=======

Rehab contracts:
Affiliated - continuing	88	100	88	100
Non-Affiliated	309	361	309	361

DSO:
Inpatient Services - SNF	29	33	29	33
Inpatient Services - Hospitals	68	87	68	87
Rehabilitation Therapy	111	111	111	111
Medical Staffing	60	59	60	59
Home Health	64	72	64	72
Laboratory and Radiology	112	87	112	87